Exhibit 99.1

onsemi to Acquire Ferric, Establishing Leadership

in Power Delivery for Next-Generation AI Processors

Acquisition expands AI Data Center revenue opportunity

News Highlights:

•	Establishes onsemi as a leader in integrated voltage regulator (IVR) technology with best-in-class power density required for next-generation AI processors

•	Combines Ferric’s engineering talent with expertise in magnetics and power conversion with onsemi’s productization capabilities, operating scale and customer relationships

•	Raises onsemi’s 2030 AI data center revenue target by $500 million to greater than $3 billion, with acceleration thereafter

•	Expected to be accretive to onsemi’s long-term revenue growth, gross margin, and EPS targets at scale

Scottsdale, Ariz. –Nov. 2, 2026 – onsemi (Nasdaq: ON) today announced that it has entered into an agreement to acquire Ferric, Inc., an innovator in integrated voltage regulator (IVR) technology, for $600 million in cash, plus up to $175 million in contingent consideration upon achievement of certain revenue milestones. The acquisition will strengthen onsemi’s leadership in power delivery to AI processors by adding differentiated power density, efficiency and transient response capabilities, further enhancing the company’s portfolio from grid to core. As a result, onsemi is raising its 2030 AI data center revenue target by $500 million to greater than $3 billion, and expects multi-year accelerated growth in its IVR business thereafter.

“The rapid growth of AI is reshaping the requirements for power delivery to increasingly capable and power-intensive processors,” said Hassane El-Khoury, President and CEO of onsemi. “Combined with onsemi’s broad power portfolio, this strategic acquisition will strengthen our leadership position while expanding our content opportunity and ability to support customers as AI processor architectures continue to evolve.”

“Ferric was founded to rethink how power is delivered at the point of compute,” said Noah Sturcken, Founder and Chief Executive Officer of Ferric. “We believe integrated power architectures will play an increasingly important role in the future of AI data centers. Joining onsemi gives us the scale, manufacturing capabilities and customer reach needed to accelerate adoption and bring these technologies into the mainstream.”

AI Power Demands Accelerate the Transition to IVR

As processor power continues to scale, the industry is moving voltage regulation progressively closer to the processor to reduce losses, increase power density and respond faster to rapidly changing power demands. IVRs represent the next step in this evolution by integrating power conversion directly into the processor package or substrate.

Ferric is at the forefront of this transition with highly differentiated IVR technology that integrates the power controller, FETs, inductors and capacitors into a single compact package. This architecture reduces board area by 50-70% compared with conventional discrete voltage regulator solutions while delivering more power closer to the processor. As a result, customers can dedicate a greater share of system power to AI compute, improving tokens per watt for increasingly power-intensive processors. By adding these capabilities, onsemi is positioned for leadership in AI processor power delivery architectures.

Ferric brings more than a decade of specialized engineering expertise in integrated voltage regulation and advanced magnetics, backed by a portfolio of more than 40 patents. By combining Ferric’s differentiated technology with onsemi’s productization capabilities, operating scale and broad customer relationships, the acquisition will establish onsemi as a leader in power delivery to next-generation AI processors and advance the commercialization of these technologies at scale.

Transaction Details

Under the terms of the agreement, onsemi will acquire Ferric for $600 million in cash at closing, plus up to $175 million in additional cash consideration tied to the achievement of revenue milestones. The transaction will be funded with cash on hand. Approximately 50 Ferric employees, primarily located in New York and Silicon Valley, are expected to join onsemi. The transaction is expected to close by the end of 2026, subject to customary closing conditions, and is expected to be accretive to onsemi’s long-term revenue growth and gross-margin targets at scale. onsemi expects no meaningful near-term financial impact from this transaction.

More Information

•	Investor Presentation

Advisors

Barclays served as exclusive financial advisor to onsemi. Morrison & Foerster LLP served as legal counsel to onsemi. UBS Investment Bank served as exclusive financial advisor and Cooley LLP served as legal counsel to Ferric, Inc.

About onsemi

onsemi (Nasdaq: ON) delivers intelligent power and sensing technologies that enable electrification, energy efficiency, safety, and automation across automotive, industrial, and AI data center end-markets. With a highly differentiated and innovative product portfolio, onsemi helps customers solve complex challenges to achieve higher efficiency, improved performance, and lower system cost, while supporting a safer, cleaner, and more energy-efficient world. The company is part of the S&P 500® index. Learn more at www.onsemi.com.

About Ferric

Ferric is a leading innovator in Integrated Voltage Regulator (IVR) solutions, specializing in advanced power conversion technologies designed to optimize power delivery in next-generation computing systems. By providing dynamic control over power at the core level, Ferric enables greater computational density, higher efficiency and smarter performance across a wide range of industries. With proven reliability and system-level impact, Ferric’s solutions play a pivotal role in unlocking the potential of tomorrow’s most demanding technologies.

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Caution Regarding Forward-Looking Statements:

This press release includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this press release could be deemed forward-looking statements, particularly statements about the consummation and anticipated benefits of the proposed acquisition of Ferric, including but not limited to: forecasts about the pace, scale and direction of technological change and its impact on onsemi’s total addressable market opportunity; statements about onsemi’s ability to capitalize on such an opportunity; and the potential impact of each of the foregoing on onsemi’s operating results and financial condition. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on onsemi’s current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2026 (the “2025 Form 10-K”) and from time to time in onsemi’s other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. onsemi assumes no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in onsemi’s securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, onsemi’s 2025 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to onsemi’s securities. If any of these trends, risks or uncertainties actually occurs or continues, onsemi’s business, financial condition or operating results could be materially adversely affected, the trading prices of onsemi’s securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to onsemi or persons acting on onsemi’s behalf are expressly qualified in their entirety by this cautionary statement.

Krystal Heaton

Director, Head of Public Relations

onsemi

(480) 242-6943

Krystal.Heaton@onsemi.com

Parag Agarwal

Vice President - Investor Relations & Corporate Development

onsemi

(602) 244-3437

investor@onsemi.com